UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2007

SearchHelp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York		11791
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 922-4765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 9, 2007 the Registrant entered into a Series A Preferred Stock Purchase Agreement (“Zuhoski Purchase Agreement”) with Michael Zuhoski (“Zuhoski”). Pursuant to the Zuhoski Purchase Agreement, Zuhoski received from the Registrant, 9,884 shares of Series A 7% Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), and a warrant to purchase from the Registrant 24,710 shares of the Registrant’s common stock, $0.0001 par value (“Common Stock”), at an exercise price of $.26 per share in full satisfaction of bridge loans and accrued interest totaling an aggregate of $25,896.

On March 9, 2007 the Registrant entered into a Series A Preferred Stock Purchase Agreement (“Supinsky Purchase Agreement”) with Diane Supinsky (“Supinsky”). Pursuant to the Supinsky Purchase Agreement, Supinsky received from the Registrant, 3,852 shares of Series A Preferred Stock, and a warrant to purchase from the Registrant 9,630 shares of the Registrant’s Common Stock, at an exercise price of $.26 per share in full satisfaction of bridge loans and accrued interest totaling an aggregate of $10,092.

On May 16, 2007 the Registrant entered into a Series A Preferred Stock Purchase Agreement (“LAM Purchase Agreement”) with The LAM Opportunity Fund, LTD (“LAM”). Pursuant to the LAM Purchase Agreement, LAM purchased from the Registrant for an aggregate of $85,000, 32,443 shares of Series Preferred Stock.

On May 16, 2007 the Registrant entered into a Series A Preferred Stock Purchase Agreement (“Lewis Purchase Agreement”) with The Lewis Opportunity Fund, LTD (“Lewis”). Pursuant to the Lewis Purchase Agreement, Lewis purchased from the Registrant for an aggregate of $165,000, 62,977 shares of Series Preferred Stock.

On June 1, 2007 the Registrant entered into a Series A Preferred Stock Purchase Agreement (“Lewis Purchase Agreement”) with The Lewis Opportunity Fund, LTD (“Lewis”). Pursuant to the Lewis Purchase Agreement, Lewis purchased from the Registrant for an aggregate of $250,000, 95,420 shares of Series Preferred Stock.

The Series A Preferred Stock is convertible into the Registrant’s common stock at an initial conversion price of $.26 per share.

The foregoing description of the Purchase Agreements is merely a summary, and is not intended to be complete. The Purchase Agreements are filed as Exhibits 10.1 through 10.5 to this report and are incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On March 9, 2007, May 16, 2007 and June 1, 2007, pursuant to the terms of the Purchase Agreements described in Item 1.01, the Registrant sold an aggregate of 204,576 shares of the Series A Preferred Stock (“Shares”), and warrants to purchase an aggregate of 34,340 shares of the Registrant’s common stock, $0.0001 par value, at an exercise price of $.26 per share (“Warrants”).

As a result of the Registrant’s sale on June 1, 2007, the total number of Shares sold by the Registrant since its last report filed under this Item 3.02 constituted more than 5% of the number of outstanding shares of the Registrant’s Common Stock.

The Shares and the Warrants were not registered under the Securities Act of 1933 (the “Securities Act”), and bear restrictive legends that reflect this status. The Shares and the Warrants were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The Registrant did not engage in any general solicitation or advertisement for the issuance of these securities.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1    Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Michael Zuhoski.

10.2    Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Diane Supinsky.

10.3    Series A Preferred Stock Purchase Agreement dated May 16, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD.

10.4    Series A Preferred Stock Purchase Agreement dated May 16, 2007 by and between the Registrant and Lewis Opportunity Fund, LP.

10.5    Series A Preferred Stock Purchase Agreement dated June 1, 2007 by and between the Registrant and Lewis Opportunity Fund, LP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHHELP, INC.

Date: June 6, 2007	By:	/s/ John Caruso
	Name:	John Caruso
	Title:	Chief Financial Officer